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                                                                      EXHIBIT 21
                                  SUBSIDIARIES


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                                                                                JURISDICTION OF
NAME OF SUBSIDIARY*                                                             ORGANIZATION
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

Fidelity Chemical Products Malaysia SDN.BHD                                     Malaysia
OM Holdings, Inc.                                                               Delaware
OMG Americas, Inc.                                                              Ohio
OMG Asia-Pacific Co., Ltd.                                                      Taiwan
OMG Belleville, Limited                                                         Canada
OMG Europe GmbH                                                                 Germany
OMG Fidelity, Inc.                                                              Delaware
OMG Finland Oy                                                                  Finland
OMG Harjavalta Chemicals Holding BV                                             Netherlands
OMG Harjavalta Nickel Oy                                                        Finland
OMG Japan, Inc.                                                                 Japan
OMG Jett, Inc.                                                                  Ohio
OMG Kokkola Chemicals Holding BV                                                Netherlands
OMG Kokkola Chemicals Oy                                                        Finland
OMG Chemicals Pte, Ltd.                                                         Singapore
OMG Thailand Co., Ltd.                                                          Thailand
OMG Vasset, S.A.                                                                France
SCM Metal Products, Inc.                                                        Delaware
Harko CV                                                                        Netherlands
Groupement Pour Le Traitement Du teril De Lubumbashi (55%)                      Jersey
Societe De Traitement du Terril De Lubumbashi (55%)                             DRC
OMG AG & Co. KG                                                                 Germany
OMG Management AG                                                               Germany
Allgemeine Gold- und Silberscheideanstalt AG ("Agosi") (90.8%)                  Germany
Degussa Galvanotechnik GmbH                                                     Germany
Schone Edelmetaal B.V.                                                          Netherlands
Ogussa Osterreichische Gold- und Silberscheideanstalt Gesellschaft m.b.H.       Austria
OMG UK Limited                                                                  United Kingdom
Allgemeine France S.A.R.L.                                                      France
Degussa NA Edelmetall GmbH                                                      Germany
BrazeTec GmbH                                                                   Germany
Cycleon S.A. (50%)                                                              France
OMG Brasil Ltda                                                                 Brazil
OMG Argentina S.A.                                                              Argentina
Clarex S.A.                                                                     Brazil
Coimpa Sociedade Industrial de Metais Preciosos da Amazonia Ltda                Brazil
Icomeq Industria e Comercio Ltda                                                Brazil
OMG Automotive Catalysts Skandinavien AB                                        Sweden
OMG Automotive Catalysts (Pty) Ltd. (55%)                                       South Africa
DMC Catalyst Port Elisabeth (Pty) Ltd. (55%)                                    South Africa
OMG Marketing South Africa (Pty) Ltd.                                           South Africa
OMG Automotive Catalyst (Thailand) Ltd.                                         Thailand
Ordeg Co., Ltd. (50%)                                                           Korea
OMG China Limited                                                               Hong Kong
International Catalyst Technology, Inc. (50%)                                   Delaware
OMG Precious Metals, Inc                                                        Japan
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
ICT Co., Inc. (50%)                                                             Japan
Strand Minerals Pte. Ltd.                                                       Singapore
Italbras S.p.A.                                                                 Italy
dmc(2) Electronic Components Corporation                                        Delaware
OMG Michigan Inc.                                                               Delaware
OMG Catalysts Canada Corp.                                                      Canada
1354950 Ontario, Inc.                                                           Canada
OMG Cawse Pty Ltd.                                                              Australia
OMG KG Holdings, Inc.                                                           Delaware
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